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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                       Date of Report: September 30, 2002


                             HELMERICH & PAYNE, INC.
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             (Exact name of registrant as specified in its charter)


Delaware                           1-4221                        73-0679879
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(State or other               (Commission File               (I.R.S. Employer
jurisdiction of                   Number)                     Identification
incorporation)                                                     Number)


Utica at Twenty-first Street, Tulsa, Oklahoma                      74114
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(Address of principal executive offices)                         (Zip Code)


                                 (918) 742-5531
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              (Registrant's telephone number, including area code)


                                       N/A
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          (Former name or former address, if changed since last report)



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Item 5. Other Events and Regulation FD Disclosure.

         On September 30, 2002, Helmerich & Payne, Inc. issued the following press release:

         "TULSA- Helmerich & Payne, Inc. (NYSE:HP) today announced the completion of the spin-off of Cimarex Energy Co. (NYSE:XEC). Helmerich & Payne also announced the completion of the subsequent merger of Key Production Company, Inc. (NYSE: KP) and a subsidiary of Cimarex Energy Co. to create a new U.S.-based independent oil and gas company with an equity market value of approximately $650 million. Cimarex Energy Co. will commence trading on the New York Stock Exchange on October 1, 2002 under the symbol XEC. As of the close of the market on September 30, 2002, Key will cease trading on the New York Stock Exchange.

         President and CEO, Hans Helmerich, commented: "We are excited about the future of Cimarex. This combination creates a new company with a critical mass of quality properties and a strong and experienced team of people. Additionally, Cimarex has the financial strength to pursue growth opportunities going forward. At the same time, this transaction provides for Helmerich & Payne, Inc. a greater visibility for the growth we are experiencing as the industry's premier land drilling contractor. I appreciate the hard work and commitment of the people that brought about today's successful deal completion".

         On September 27, 2002, Helmerich & Payne established 0.53146496005 as the distribution ratio for the previously declared distribution of Cimarex Energy Co. common stock to the stockholders of Helmerich & Payne. Holders of record of Helmerich & Payne common stock as of the close of business on September 27, 2002, will receive 0.53146496005 of a share of Cimarex Energy Co. common stock for every share of Helmerich & Payne common stock then owned.

         The distribution ratio was determined by dividing the 26,591,321 shares of Cimarex Energy Co. common stock to be distributed by 50,034,006, the total number of shares of Helmerich & Payne common stock outstanding as of the close of business on the record date. The distribution is payable on September 30, 2002."



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                    HELMERICH & PAYNE, INC.
                                       (Registrant)


                                    By: /s/ STEVEN R. MACKEY
                                       ----------------------------------------
                                       Name:  Steven R. Mackey
                                       Title: Vice President



Dated:   September 30, 2002



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